Exhibit 10.22
SEVENTH AMENDMENT TO LEASE
THIS SEVENTH AMENDMENT TO LEASE (“Amendment”) made as of the 17th day of November, 2008, by and between 111 BARCLAY ASSOCIATES (“Landlord”), sole beneficiary under CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee (“Trustee”) to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement (“Trust”) dated January 1, 1991 and known as Trust No. 113370-03 (“Landlord”) and BIOSANTE PHARMACEUTICALS, INC. (“Tenant”).
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Lease dated December 19, 2003, as amended by First Amendment to Lease dated February 26, 2004, as modified by Letter Amendment dated March 19, 2004, as amended by Second Amendment to Lease dated January 4, 2005, as amended by Third Amendment to Lease dated January 27, 2006, as amended by Fourth Amendment to Lease dated March 7, 2007, as amended by Fifth Amendment to Lease dated November 2, 2007, and as amended by Sixth Amendment to Lease dated April 18, 2008, (the original lease, as amended, the “Existing Lease”, and the Existing Lease as amended by this Amendment, the “Lease”) which Lease demised to Tenant a portion of the 2nd floor known as Suite 280 and Suite 220 (“Premises”) of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois (“Building”); and
WHEREAS, Tenant desires to exercise its right to extend the Term of the Lease for the entire Premises in accordance with Paragraph 7 of the Sixth Amendment to the Lease, and the Landlord and Tenant desire to amend the Existing Lease to reflect the Tenant’s exercise of such right and to modify the Existing Lease in certain other respects.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:
1. Recitals. The Recitals are true and correct in all material respects and are incorporated as if fully set forth herein.
2. Defined Terms. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Existing Lease.
3. First Extended Term. The Term of the Lease is hereby extended for a period of twelve (12) months (“First Extended Term”) commencing on May 1, 2009, and ending on April 30, 2010 (the “Expiration Date”). The First Extended Term shall be upon all of the agreements, terms, covenants and conditions of the Existing Lease binding upon Tenant, as the same are modified by this Amendment. Upon execution and delivery of this Amendment (i) the First Extended Term shall be added to and become part of the Term (but shall not be considered part of the initial Term); (ii) any reference to “this Lease”, to the “Term”, the “term of the Lease” or any similar expression shall be deemed to include the First Extended Term; (iii) Tenant shall occupy the Premises in its “AS-IS” condition during the First Extended Term, and Landlord will not be required to perform any improvements to the Premises to prepare it for Tenant’s continued occupancy during the First Extended Term, nor will Landlord be required to provide Tenant with any allowance for the performance of such improvements; and (iv) the Term shall end on the Expiration Date unless earlier terminated pursuant to the terms and conditions hereof. Tenant will pay Base Rent during the First Extended Term in accordance with Section 1 of the Lease at the rate of $13,750.00 per month.

4. Second Extended Term. Tenant’s option to extend the term of the Lease as provided in Paragraph 7 of the Sixth Amendment to the Lease is hereby deleted in its entirety and replaced with the following:
Tenant shall have the right to extend the Term of the Lease for one (1) extension term of one (1) year (the “Second Extended Term”) which shall commence on May 1, 2010 and end on April 30, 2011 unless the Second Extended Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Second Extended Term shall commence only if Tenant shall have notified Landlord in writing of Tenant’s exercise of such extension right not later than December 15, 2009, and at the time of the exercise of such right and immediately prior to the then Expiration Date, this Lease is in full force and effect and no Default shall have occurred and be continuing hereunder. Time is of the essence with respect to the giving of the notice of Tenant’s exercise of the extension right. The Second Extended Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that (a) Tenant shall pay Base Rent to Landlord in accordance with Section 1 of the Lease at the rate of $14,250.00 per month, (b) Landlord shall have no obligation to perform any work or make any contribution to work performed to prepare the Premises for Tenant’s use, and (c) Tenant shall have no further right to extend the Term. Upon the exercise of the extension option by Tenant, (i) the Second Extended Term shall be added to and become part of the Term (but shall not be considered part of the initial term or First Extended Term), (ii) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include the Second Extended Term, and (iii) the expiration date of the Second Extended Term shall become the Expiration Date. Tenant shall have the right to exercise its option to extend for all of the Premises or for either (a) the portion of the Premises containing approximately 5,199 rentable square feet and known as Suite 220 and described herein as the Additional Premises or (b) the portion of the Premises containing approximately 6,801 rentable square feet and known as Suite 280. If Tenant elects to extend the Term of the Lease with respect to only a portion of the Premises, as provided above, then Tenant shall vacate the portion of the Premises for which the Lease is not being extended on or before the then current Expiration Date and Landlord and Tenant shall promptly enter into an amendment to the Lease deleting the applicable Suite from the Premises and making such further adjustments as may be appropriate, including, without limitation, proportionate reductions in the Base Rent, the Tenant’s Proportionate Share and the allocation of Parking Spaces.
5. Real Estate Brokers. Tenant represents that it has dealt with, and only with, Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.

6. Lease in Full Force and Effect. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.
7. Estoppel. Tenant and Landlord hereby each acknowledge that as of the date hereof, they have no claims arising under the Lease against the other party or its agents, or any one or more of the foregoing, and that neither knows of any default or failure on the part of the other party to keep or perform any covenant, condition or undertaking to be kept or performed by such other party under the Lease.
8. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord’s interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that neither Landlord nor Chicago Title Land Trust Company, as Trustee of Trust No 113370-03 shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Chicago Title Land Trust Company, as Trustee under Trust No. 113370-03 or any beneficiaries under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

LANDLORD: 111 BARCLAY ASSOCIATES
By:	Van Vlissingen & Co., its authorized agent

By:	/s/ Charles R. Lamphere
Its: President

TENANT: BIOSANTE PHARMACEUTICALS, INC.
By:	/s/ Phillip B. Donenberg
Its: CFO

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